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                                                        EXHIBIT 23.01


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Hillhaven Corporation:


We consent to incorporation by reference in the Registration Statement
No. 33-58641 on Form S-4 of The Hillhaven Corporation of our report dated July 8, 1994 relating to the consolidated balance sheets of The Hillhaven Corporation and subsidiaries as of May 31, 1994 and 1993, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended May 31, 1994, and all related schedules, which report appears in the May 31, 1994 annual report on Form 10-K of The Hillhaven Corporation and to the reference to our firm under the headings "Experts," "Terms and Conditions of the Share Exchange Agreement--Certain Federal Income Tax Consequences" and "Terms and Conditions of the Share Exchange Agreement--Accounting Treatment" in the prospectus/information statement.


Our report refers to a change in the method of accounting for income taxes effective June 1, 1992.

KPMG Peat Marwick LLP


Seattle, Washington
May 19, 1995